UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

MKS INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code: (978) 645-5500

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 29, 2016, MKS Instruments, Inc., a Massachusetts corporation (the “Company”), completed its previously announced acquisition of Newport Corporation, a Nevada corporation (“Newport”), through the merger of PSI Equipment, Inc., formerly a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Newport, with Newport surviving as a wholly owned subsidiary of the Company (the “Merger”), all pursuant to the Agreement and Plan of Merger, dated as of February 22, 2016 (the “Merger Agreement”), by and among the Company, Merger Sub and Newport. At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each share of Newport’s common stock, par value $0.1167 (each, a “Share”) issued and outstanding as of immediately prior to the Effective Time (other than Shares held in the treasury of Newport or owned, directly or indirectly, by the Company, Merger Sub or any wholly owned subsidiary of Newport, the Company or Merger Sub immediately prior to the Effective Time (all of which were cancelled)) was converted into the right to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax. Newport’s common stock has been delisted from the NASDAQ Global Select Market effective as of the close of trading on April 29, 2016.

The aggregate consideration paid by the Company to the former Newport stockholders in the Merger was approximately $905 million, excluding related transaction fees and expenses and repayment of approximately $93 million of Newport’s U.S. indebtedness outstanding as of immediately prior to the Effective Time. The Company funded the payment of the aggregate consideration with a combination of the Company’s available cash on hand and the proceeds from the Term Loan Facility described in Item 2.03 of this Current Report on Form 8-K, which description is incorporated herein by reference.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 23, 2016, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

Senior Secured Term Loan Facility

On April 29, 2016, in connection with the completion of the Merger, the Company entered into a term loan credit agreement with Barclays Bank PLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (the “Term Loan Credit Agreement”), that provides senior secured financing of $780 million (which may be increased in accordance with the Term Loan Credit Agreement in certain circumstances and subject to certain conditions) (the “Term Loan Facility”).

Interest Rate and Fees. Borrowings under the Term Loan Facility bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the prime rate quoted in The Wall Street Journal, (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% and (4) a floor of 1.75%; and (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, subject to a LIBOR rate floor of 0.75%. The Term Loan Facility was issued with original issue discount of 1.00% of the principal amount thereof and the applicable margin for borrowings under the Term Loan Facility is 3.00% with respect to base rate borrowings and 4.00% with respect to LIBOR borrowings.

In addition to paying interest on outstanding principal under the Term Loan Facility, the Company will pay customary agency fees.

Mandatory Prepayments. The Term Loan Credit Agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (subject to reduction to 25% and 0% based upon the Company’s total leverage ratio) of the Company’s annual Excess Cash Flow (as defined in the Term Loan Credit Agreement);

•	100% of the net cash proceeds of certain asset sales where the proceeds exceed $5,000,000 and certain casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Term Loan Facility.

Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the Term Loan Facility from time to time, subject to certain conditions, without premium or penalty other than customary “breakage” costs with respect to LIBOR loans, provided, however, that if on or prior to the date that is six months after the closing date of the Term Loan Facility, the Company prepays any loan in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

Amortization and Final Maturity. The Company is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the closing date, with the balance due on the seventh anniversary of the closing date.

Guarantees and Security. All obligations under the Term Loan Facility are unconditionally guaranteed by certain of the Company’s existing wholly owned domestic subsidiaries, and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s subsidiary guarantors, including, in each case subject to customary exceptions and exclusions:

•	a first-priority pledge of all of the capital stock directly held by the Company and the Company’s subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that holds no material assets other than equity interests in one or more controlled foreign corporations or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary);

•	a first-priority security interest in substantially all of the Company’s and the subsidiary guarantor’s other tangible and intangible assets (other than the assets described in the following bullet point), including, but not limited to, substantially all of the Company’s equipment, real property and intellectual property; and

•	a second-priority security interest in Current Asset Collateral (as defined below under the description of our new senior secured asset-based revolving credit facility).

Certain Covenants and Events of Default. The Term Loan Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the ability of the Company and each of its subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	engage in sale-leaseback transactions.

The Term Loan Credit Agreement does not require the Company to comply with any financial maintenance covenants.

The Term Loan Credit Agreement contains customary representations and warranties, affirmative covenants and provisions relating to events of default. If an event of default occurs, the lenders under the Term Loan Facility will be entitled to take various actions, including the acceleration of amounts due under the Term Loan Facility and all actions permitted to be taken by a secured creditor.

The foregoing summary of the Term Loan Credit Agreement and the Term Loan Facility is not complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Secured Asset-Based Revolving Credit Facility

Also on April 29, 2016 and in connection with the completion of the Merger, the Company entered into an asset-based credit agreement with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the other borrowers from time to time party thereto, and the lenders and letters of credit issuers from time to time party thereto (the “ABL Credit Agreement”), that provides senior secured financing of up to $50.0 million, subject to a borrowing base limitation (the “ABL Facility”). The borrowing base for the ABL Facility at any time equals the sum of: (a) 85% of certain eligible accounts; plus (b) subject to certain notice and field examination and appraisal requirements, the lesser of (i) the lesser of (A) 65% of the lower of cost or market value of certain eligible inventory and (B) 85% of the net orderly liquidation value of certain eligible inventory and (ii) 30% of the borrowing base; minus (c) reserves established by the administrative agent; provided that until the administrative agent’s receipt of a field examination of accounts receivable (and certain eligible inventory if eligible inventory is included in the borrowing base) the borrowing base shall be equal to 70% of the book value of certain eligible accounts. The ABL Facility includes borrowing capacity in the form of letters of credit up to $15 million.

Interest Rate and Fees. Borrowings under the ABL Facility bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the “prime rate” quoted in the The Wall Street Journal, and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00%; and (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margin for borrowings under the ABL Facility is 0.75% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings. Commencing with the completion of the first fiscal quarter ending after the closing of the ABL Facility, the applicable margin for borrowings thereunder is subject to upward or downward adjustment each fiscal quarter, based on the average historical excess availability during the preceding quarter.

In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee in respect of the unutilized commitments thereunder. The initial commitment fee is 0.375% per annum. Commencing with the completion of the first fiscal quarter ending after the closing of the ABL Facility, the commitment fee is subject to downward adjustment based on the amount of average unutilized commitments for the three-month period immediately preceding such adjustment date. The Company must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments. If at any time the aggregate amount of outstanding loans, protective advances, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (a) the commitment amount and (b) the borrowing base, the Company is required to repay outstanding loans and/or cash collateralize letters of credit, with no reduction of the commitment amount. During any period that the amount available under the ABL Facility is less than the greater of (i) $5,000,000 and (ii) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base for three consecutive business days, until the time when excess availability has been at least the greater of (i) $5,000,000 and (ii) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base, in each case, for 30 consecutive calendar days, or during the continuance of an event of default, the Company is required to repay outstanding loans and/or cash collateralize letters of credit with the cash that it is required to deposit daily in a collection account maintained with the administrative agent under the ABL Facility.

Voluntary Prepayments. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans from time to time. Prepayments of the loans may be made without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. There is no scheduled amortization under the Company’s ABL Facility. The principal amount outstanding under the ABL Facility is due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the ABL Facility are unconditionally guaranteed by certain of the Company’s existing wholly owned domestic subsidiaries and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the Company’s subsidiaries that have guaranteed the ABL Facility (referred to herein as the subsidiary guarantors), including, in each case subject to customary exceptions and exclusions:

•	a first-priority security interest in personal property consisting of, among other things, accounts receivable, inventory, deposit accounts, securities accounts, commodities accounts, cash and cash equivalents, instruments, chattel paper, and certain assets related to the foregoing and, in each case, proceeds thereof (such property, the “Current Asset Collateral”);

•	a second-priority pledge of all of the capital stock directly held by the Company and any subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that holds no material assets other than equity interests in one or more controlled foreign corporations or (b) foreign subsidiary, is limited to 65% of the stock of such subsidiary); and

•	a second-priority security interest in substantially all other tangible and intangible assets, including substantially all of the Company’s owned equipment, real property and intellectual property.

Certain Covenants and Events of Default. The ABL Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the ability of the Company and each of its subsidiaries to:

•	incur additional indebtedness;

•	incur liens;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

•	make investments, loans and acquisitions;

•	create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge; and

•	engage in sale-leaseback transactions.

From the time when the Company has excess availability less than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $5,000,000, until the time when the Company has excess availability equal to or greater than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $5,000,000 million for 30 consecutive days, or during the continuance of an event of default, the ABL Credit Agreement requires the Company to maintain a Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) tested on the last day of each fiscal quarter of at least 1.0 to 1.0.

The ABL Credit Agreement also contains customary representations and warranties, affirmative covenants and provisions relating to events of default. If an event of default occurs, the lenders under the ABL Facility will be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and all actions permitted to be taken by a secured creditor.

The foregoing summary of the ABL Credit Agreement and the ABL Facility is not complete and is qualified in its entirety by reference to the ABL Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On April 29, 2016, the Company issued a press release announcing the completion of the Merger and the transactions contemplated by the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

The exhibits listed on the Exhibit Index hereto are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2016

MKS Instruments, Inc.

By:	/s/ Seth H. Bagshaw
Name:	Seth H. Bagshaw
Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among the Company, Merger Sub and Newport, dated February 22, 2016 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 23, 2016).*

10.1	Term Loan Credit Agreement, by and among the Company, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders from time to time party thereto, dated April 29, 2016.

10.2	ABL Credit Agreement, by and among the Company, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the other borrowers from time to time party thereto, and the lenders and letters of credit issuers from time to time party thereto, dated April 29, 2016.

99.1	Press Release issued by the Company on April 29, 2016.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the staff of the SEC upon request.